Exhibit 5

[Baker & Hostetler LLP Letterhead]

February 28, 2006

Cardinal Health, Inc.

7000 Cardinal Place

Dublin, Ohio 43017

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Cardinal Health, Inc., an Ohio corporation (“Cardinal Health” or the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of $1,000,000,000 of: (i) common shares, without par value (“Common Shares”), of Cardinal Health, and (ii) unsecured debt securities of Cardinal Health (the “Debt Securities” and collectively with the Common Shares, the “Offered Securities”). The Debt Securities are to be issued under an Indenture, dated as of April 18, 1997, between the Company and J.P. Morgan Trust Company, National Association (successor trustee to Bank One, N.A., formerly known as Bank One, Columbus, N.A.), as trustee (the “Indenture Trustee”), and one or more supplemental indentures thereto (collectively, the “Indenture”).

In rendering this opinion, we have examined and relied upon a copy of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of those documents and instruments filed as exhibits to the Registration Statement, records of the corporate proceedings of the Company and such other agreements, documents, certificates and other statements of governmental officials and other instruments as we deemed necessary to render this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

1. The Common Shares will be validly issued, fully paid and non-assessable when: (a) the Registration Statement, as finally amended (including any post-effective amendments), shall have become effective under the Securities Act; (b) final resolutions shall have been duly adopted pursuant to authority granted by the Company’s Board of Directors or a duly authorized committee thereof, authorizing the issuance and sale of the Common Shares, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and if in an

Cardinal Health, Inc.

underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and the Common Shares are issued in a manner consistent therewith; and (c) the certificates representing the Common Shares in the form of the specimen certificate examined by us shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

2. The Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (a) the Registration Statement, as finally amended (including any post-effective amendments), shall have become effective under the Securities Act; (b) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Indenture Trustee; (c) final resolutions shall have been duly adopted pursuant to authority granted by the Company’s Board of Directors or a duly authorized committee thereof, authorizing the issuance and sale of the Debt Securities, as contemplated by the Registration Statement and the Indenture, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement; (d) any required supplemental indenture under which the particular Debt Securities are to be issued shall have been duly executed as provided in the Indenture and such resolutions; (e) the Debt Securities shall have been issued and sold as described in the Registration Statement and in a related prospectus supplement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement; and (f) the Debt Securities shall have been duly executed, authenticated and delivered to the purchasers thereof against payment of the agreed consideration therefore in accordance with the Indenture and any supplement thereto.

It is understood that this opinion is to be used only in connection with the offer and sale of the Offered Securities while the Registration Statement is in effect.

This opinion is expressed as of the date hereof. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Offered Securities.

This opinion is limited to matters of federal and Ohio law, and we express no opinion herein as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-3 relating to the Offered Securities and the reference to us under the caption “Legal Opinions” in the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP